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                                                                  EXHIBIT 14(a)2


                          VENTURE HOLDINGS COMPANY LLC

                        VALUATION AND QUALIFYING ACCOUNTS

                             (THOUSANDS OF DOLLARS)



              For the years ended December 31, 2001, 2000 and 1999


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            COLUMN A                  COLUMN B        COLUMN C      ADDITIONS       COLUMN D      COLUMN E
            --------                ------------     ----------     ----------     ----------    ----------


                                     BALANCE AT      CHARGED TO      CHARGED
 ALLOWANCE FOR DOUBTFUL ACCOUNTS    BEGINNING OF     COSTS AND       TO OTHER                    BALANCE AT
 FOR THE YEAR ENDED DECEMBER 31,        YEAR          EXPENSES       ACCOUNTS      DEDUCTIONS    END OF YEAR
---------------------------------   ------------     ----------     ----------     ----------    -----------
              2001                    10,451           16,165            --         (10,762)       15,854
              2000                     9,948            7,736            --          (7,233)       10,451
              1999                     4,518            4,869         5,964          (5,403)        9,948
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